SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 6, 2008

COMMAND SECURITY CORPORATION
(Exact name of registrant as specified in its charter)

New York	0-18684	14-1626307
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

Lexington Park Lagrangeville, New York (Address of principal executive offices)	12540 (Zip code)

Registrant’s telephone number, including area code: (845) 454-3703

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

COMMAND SECURITY CORPORATION
FORM 8-K
CURRENT REPORT

TABLE OF CONTENTS

	Page	Page

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	3

Item 9.01	Financial Statements and Exhibits	3

	Signature	3

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) Effective June 6, 2008, Laurence A. Levy was appointed by the registrant’s board of directors (the “Board”) to Class I of the Board and to the nominating and compensation committees of the Board, to fill the vacancy on the Board and such committees resulting from the resignation by Martin R. Wade, III from such positions, as reported by the registrant on May 6, 2008. In connection with Mr. Levy’s appointment to the Board and such committees, the registrant granted Mr. Levy a stock option to purchase an aggregate of 50,000 shares of the registrant’s common stock at a price of $2.68 per share. This stock option vests and may be exercised with respect to 1/12th of the shares covered thereby at the end of each month during which Mr. Levy has served as a member of the Board. Following this initial grant, Mr. Levy will be entitled to the same annual compensation for serving as a director and member of Board committees as each of the registrant’s other independent directors; provided that Mr. Levy’s annual compensation for Board and committee service in 2008 will be proportionately reduced to reflect that he will not have served in such capacities for an entire year prior to the annual payment of such compensation, scheduled to be made immediately following the registrant’s 2008 annual meeting of shareholders.

Item 9.01.	Financial Statements and Exhibits

(c)	Exhibits:

99.1	Press Release dated June 11, 2008 announcing Mr. Levy’s appointment to the registrant’s board of directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Command Security Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 12, 2008

COMMAND SECURITY CORPORATION

By:	/s/ Barry Regenstein
Name: Barry Regenstein
Title: President and Chief FinancialOfficer